UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    September 15, 2014
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EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2014, the Board of Directors (“Board”) of EAU Technologies, Inc. (the “Company”) appointed Douglas W. Kindred as Interim Chief Executive Officer, to be effective immediately.

Mr. Kindred replaces, Mr. Peter Ullrich, currently the Company’s Chairman of the Board, who had been serving as the Acting Chief Executive Officer since July, after the resignation of the Company’s former CEO, Wade Bradley.

Mr. Kindred and the Company entered into an employment agreement (the “Agreement”) on November 8, 2007, a copy of which is attached as Exhibit 10.1 to the Form 8-K filed by the Company dated November 8, 2007 and incorporated herein by reference. Mr. Kindred’s employment will continue under the Agreement without any changes related to this appointment. The terms of the Agreement are described in the Company’s form 10-K filed on April 15, 2014.

Doug Kindred is currently the Company’s Executive Vice President and Chief Technology Officer and has over 30 years of management and engineering experience in numerous industries. He was a co-owner and Vice President of ESI, Inc., a turnkey, design/build engineering construction firm for over 18 years. He served as President of an air pollution control equipment manufacturer prior to joining EAU. Mr. Kindred holds a B.S. degree in Mechanical Engineering from Georgia Tech and is a graduate of the Kenan-Flagler Business School Executive Program at The University of North Carolina, Chapel Hill. He is a registered professional engineer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2014	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold

Brian D. Heinhold
Chief Financial Officer

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